EXHIBIT 21.

Subsidiaries of Bristol-Myers Squibb Company

345 Park Corporation

A.G. Medical Services, P.A.

Adnexus, a Bristol-Myers Squibb R&D Company

Allard Labs Acquisition G.P.

Amira Pharmaceuticals, Inc.

Amylin Investments LLC

Amylin Ohio LLC

Amylin Pharmaceuticals, LLC

Apothecon, Inc.

Blisa Acquisition G.P.

BMS Benelux Holdings B.V.

BMS Bermuda Nominees L.L.C.

BMS Data Acquisition Company LLC

BMS Forex Company

B-MS GeneRx

BMS Holdco, Inc.

BMS Holdings

BMS Holdings Spain, S.L.

BMS International Insurance Company Limited

BMS Investco SAS

BMS Korea Holdings L.L.C.

BMS Latin American Nominees L.L.C.

BMS Luxembourg Partners, L.L.C.

BMS Omega Bermuda Holdings Finance Ltd.

BMS Pharmaceutical Korea Limited

BMS Pharmaceuticals Germany Holdings B.V.

BMS Pharmaceuticals International Holdings Netherlands B.V.

BMS Pharmaceuticals Korea Holdings B.V.

BMS Pharmaceuticals Mexico Holdings B.V.

BMS Pharmaceuticals Netherlands Holdings B.V.

BMS Real Estate LLC

BMS Spain Investments, Inc.

Bristol (Iran) S.A.

Bristol Iran Private Company Limited

Bristol Laboratories Inc.

Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.

Bristol-Myers (Andes) L.L.C.

Bristol-Myers (Private) Limited

Bristol-Myers de Venezuela S.C.A.

Bristol-Myers K.K.

Bristol-Myers Middle East S.A.L.

Bristol-Myers Overseas Corporation

Bristol-Myers Squibb & Gilead Sciences, LLC

Bristol-Myers Squibb (China) Investment Co., Ltd.

Bristol-Myers Squibb (Israel) Ltd.

Bristol-Myers Squibb (NZ) Limited

Bristol-Myers Squibb (Proprietary) Limited

Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.

Bristol-Myers Squibb (Singapore) Pte. Limited

Bristol-Myers Squibb (Taiwan) Ltd.

Bristol-Myers Squibb (West Indies) Ltd.

Bristol-Myers Squibb A.E.

Bristol-Myers Squibb Aktiebolag

Bristol-Myers Squibb and Gilead Sciences Limited

Bristol-Myers Squibb Argentina S. R. L.

Bristol-Myers Squibb Australia Pty. Ltd.

Bristol-Myers Squibb B.V.

E-21-1

Bristol-Myers Squibb Belgium S.A.

Bristol-Myers Squibb Bulgaria EOOD

Bristol-Myers Squibb Business Services Limited

Bristol-Myers Squibb Canada Co.

Bristol-Myers Squibb Canada International Limited

Bristol-Myers Squibb de Colombia S.A.

Bristol-Myers Squibb de Costa Rica Sociedad Anonima

Bristol-Myers Squibb de Guatemala, S.A.

Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.

Bristol-Myers Squibb Delta Company Limited

Bristol-Myers Squibb Ecuador Cia. Ltd.

Bristol-Myers Squibb Egypt, LLC

Bristol-Myers Squibb EMEA Sarl

Bristol-Myers Squibb Epsilon Holdings

Bristol-Myers Squibb Farmaceutica Portuguesa S.A.

Bristol-Myers Squibb Farmaceutica S.A.

Bristol-Myers Squibb GesmbH.

Bristol-Myers Squibb GmbH & Co. KGaA

Bristol-Myers Squibb Holding Germany GmbH & Co. KG

Bristol-Myers Squibb Holdings 2002 Limited

Bristol-Myers Squibb Holdings Germany Verwaltungs Gmbh

Bristol-Myers Squibb Holdings Ireland

Bristol-Myers Squibb Holdings Limited

Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company

Bristol-Myers Squibb Ilaclari, Inc.

Bristol-Myers Squibb India Pvt. Ltd.

Bristol-Myers Squibb International Company

Bristol-Myers Squibb International Corporation

Bristol-Myers Squibb Investco, L.L.C.

Bristol-Myers Squibb Luxembourg International S.C.A.

Bristol-Myers Squibb Luxembourg S.a.r.l.

Bristol-Myers Squibb Manufacturing Company

Bristol-Myers Squibb Marketing Services S.R.L.

Bristol-Myers Squibb MEA GmbH

Bristol-Myers Squibb Middle East & Africa FZ-LLC

Bristol-Myers Squibb Norway Ltd.

Bristol-Myers Squibb Nutricionales de Mexico, S. de R.L. de C.V.

Bristol-Myers Squibb Peru S.A.

Bristol-Myers Squibb Pharma (HK) Ltd

Bristol-Myers Squibb Pharma (Thailand) Limited

Bristol-Myers Squibb Pharma Company

Bristol-Myers Squibb Pharma EEIG

Bristol-Myers Squibb Pharma Holding Company, LLC

Bristol-Myers Squibb Pharma Ventures Corporation

Bristol-Myers Squibb Pharmaceutical Trading Kft

Bristol-Myers Squibb Pharmaceuticals

Bristol-Myers Squibb Pharmaceuticals Limited

Bristol-Myers Squibb Polska Sp. z o.o.

Bristol-Myers Squibb Products S.A.

Bristol-Myers Squibb Puerto Rico, Inc.

Bristol-Myers Squibb Puerto Rico/Sanofi Pharmaceutical Partnership Puerto Rico

Bristol-Myers Squibb S.r.l.

Bristol-Myers Squibb SA (Baar)

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Puerto Rico

Bristol-Myers Squibb Sarl (France)

Bristol-Myers Squibb Service Ltd.

Bristol-Myers Squibb Services Sp. z o.o.

Bristol-Myers Squibb Sp. z o.o.

Bristol-Myers Squibb spol. s r.o.

Bristol-Myers Squibb Superannuation Plan Pty. Ltd.

Bristol-Myers Squibb Trustees Ltd.

E-21-1

Bristol-Myers Squibb Verwaltungs GmbH

Bristol-Myers Squibb, S.A.

Bristol-Myers Squibb/Astrazeneca EEIG

Bristol-Myers Squibb/Pfizer EEIG

Bristol-Myers Squibb/Sanofi Pharmaceuticals Partnership

Compania Bristol-Myers Squibb de Centro America

Convatec-Produtos Medicos, Limitada

E. R. Squibb & Sons Inter-American Corporation

E. R. Squibb & Sons Limited

E. R. Squibb & Sons, L.L.C.

EWI Corporation

FermaVir Pharmaceuticals, L.L.C.

FermaVir Research, L.L.C.

GenPharm International, L.L.C.

Grove Insurance Company Ltd.

Heyden Farmaceutica Portugesa Limitada

Inhibitex, L.L.C.

Kosan Biosciences Incorporated

Lawrence Laboratories

Linson Investments Limited

Little Sycamore Limited

Mead Johnson (Manufacturing) Jamaica Limited

Mead Johnson Farmaceutica Limitada

Mead Johnson Jamaica Ltd.

Medarex, L.L.C.

O.o.o. Bristol-Myers Squibb

O.o.o. Bristol-Myers Squibb Manufacturing

Oy Bristol-Myers Squibb (Finland) AB

Princeton Pharmaceutical Products, Inc.

Princeton-Produtos Farmaceuticos, LDA

Route 22 Real Estate Holding Corporation

Sanofi Pharma Bristol-Myers Squibb SNC

Sino-American Shanghai Squibb Pharmaceuticals Limited

Societe Francaise de Complements Alimentaires(S.O.F.C.A.)

Squibb Farmaceutica Portuguesa, Limitada

Squibb Manufacturing Company

Squibb Middle East S.A. (Panama)

Swords Laboratories

Tri-Supply Limited

Unterstutzungskasse Bristol-Myers Squibb GmbH

Westwood-Intrafin, S.A.

Westwood-Squibb Pharmaceuticals, Inc.

ZymoGenetics Paymaster, LLC

ZymoGenetics, Inc.

ZymoGenetics, LLC

E-21-1